UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 2, 2007 (April 2, 2007)

Insurance Auto Auctions, Inc.

(Exact Name of Registrant as Specified in Charter)

Illinois	333-127791	95-3790111
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Two Westbrook Corporate Center Suite 500 Westchester, Illinois	60154
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (708) 492-7000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

On April 2, 2007, Insurance Auto Auctions, Inc. issued a press release announcing the intention of KAR Holdings, Inc. (“KAR Holdings”) to commence a private placement to eligible purchasers of $1.1 billion of floating rate senior notes due 2014, fixed rate senior notes due 2014 and senior subordinated notes due 2015 (collectively, the “notes”).

A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Attached hereto as Exhibit 99.2 to this Current Report on Form 8-K and incorporated herein by reference is an excerpt of certain items included in the offering circular relating to the notes that are being furnished to investors in the private placement.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits.

99.1	Press release dated April 2, 2007

99.2	Excerpt of certain items included in the offering circular relating to the proposed offering of notes

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INSURANCE AUTO AUCTIONS, INC.

Date: April 2, 2007	By:	/S/ ERIC M. LOUGHMILLER
		Name:	Eric M. Loughmiller
		Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated April 2, 2007

99.2	Excerpt of certain items included in the offering circular relating to the proposed offering of notes